EXHIBIT 24.1

                          BNP PARIBAS MORTGAGE ABS LLC

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Zbigniew Ryzak, Arnaud Remy, Thomas Mahoney and Gregory Lattanzio as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as manager and/or officer of BNP Paribas Mortgage ABS LLC), to sign any Registration Statement on Form S-3 and any or all amendments thereto (including post-effective amendments) of BNP Paribas Mortgage ABS LLC under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                      TITLE                               DATE

 /S/ ZBIGNIEW RYZAK            Director and Chief Executive        February 6, 2006
-----------------------------
Zbigniew Ryzak                 Officer


 /S/ GREGORY J. LATTANZIO      Director, Chief Financial Officer   February 6, 2006
-----------------------------
Gregory Lattanzio              and Chief Accounting Officer
